[DOCUMENT]
[TYPE]   EXHIBIT 99
[DISCRIPTION]  INTERNAL CONTROL LETTER
[TEXT]



            Independent Auditor's Report



To the Shareholders and
Trustees of Johnson Mutual Funds Trust:

In planning and performing our audit of the financial
statements  of   Johnson Mutual Funds Trust  for  the
year ended December 31, 2001, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The  management of the Johnson Mutual Funds Trust  is
responsible for establishing and maintaining internal
control.     In   fulfilling   this   responsibility,
estimates and judgments by management are required to
assess  the  expected benefits and related  costs  of
controls.   Generally, controls that are relevant  to
an   audit  pertain  to  the  entity's  objective  of
preparing financial statements for external  purposes
that   are   fairly  presented  in  conformity   with
generally  accepted  accounting  principles.    Those
controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our  consideration  of  internal  control  would  not
necessarily disclose all matters in internal  control
that  might  be  material weaknesses under  standards
established  by the American Institute  of  Certified
Public  Accountants.   A  material  weakness   is   a
condition in which the design or operation of one  or
more  of  the  internal control components  does  not
reduce  to  a  relatively low  level  the  risk  that
misstatements  caused by error or  fraud  in  amounts
that  would be material in relation to the  financial
statements  being  audited  may  occur  and  not   be
detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses, as defined above, as of December
31, 2001.

This report is intended solely for the information and use of management and the Board of Trustees of the Johnson Mutual Funds Trust and the Securities and
Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




McCurdy & Associates CPA's, Inc.
Westlake, Ohio
January 18, 2002

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